Exhibit 99.1
FOR IMMEDIATE RELEASE

Martin Marietta Materials and Texas Industries Agree to Combine

$2.7 Billion Transaction Creates a Market Leading Supplier of Aggregates and Heavy Building Materials

Creates Leading U.S. Aggregates Producer; Vertical Integration in Select Markets, Greater Scale, and Increased Geographic and Product Diversification will Position Combined Company for Accelerated Growth and Value Creation

Approximately $70 Million of Annual Pre-Tax Synergies Expected by 2017

Transaction Expected to be Immediately Accretive to EPS

RALEIGH, NORTH CAROLINA, and DALLAS, TEXAS – January 28, 2014 – Martin Marietta Materials, Inc. (NYSE: MLM) and Texas Industries, Inc. (NYSE: TXI) today announced that the Boards of Directors of both companies have unanimously approved a definitive merger agreement under which Martin Marietta will acquire all of the outstanding shares of Texas Industries common stock in a tax-free, stock-for-stock transaction. Under the terms of the merger agreement, Texas Industries shareholders will receive 0.700 Martin Marietta shares for each share of Texas Industries common stock they own at closing.  Based on the closing market prices for the shares of both companies on January 27, 2014, and their debt levels as of their most recently completed quarters, the combined company will have an enterprise value of approximately $8.5 billion.

The combination will create a market leading supplier of aggregates and heavy building materials, with low-cost, vertically integrated aggregate and targeted cement operations.  With greater geographic and product diversity and a leading distribution network, the combined company will have uniquely positioned assets across some of the nation’s largest and fastest growing geographies, such as Texas and California.  As market conditions improve, the combined company will be well-positioned for long-term growth, with a network in excess of 400 quarries, mines, distribution yards and plants spanning 36 states, Canada, the Bahamas and the Caribbean Islands.  With a significant increase in scale and the potential to achieve substantial synergies, the combined company will seek to grow faster and more efficiently than either Martin Marietta or Texas Industries could on a standalone basis.

Based on the closing stock price for Martin Marietta on January 27, 2014, this consideration would be equivalent to $71.95 of Martin Marietta stock for each Texas Industries share.  The exchange ratio represents a 13 percent premium to the average exchange ratio implied by the closing prices of Martin Marietta’s and Texas Industries’ shares during the last 90 days, and an over 15 percent premium to the exchange ratio implied by the respective closing stock prices on December 12, 2013, the day prior to market speculation of a potential transaction.  The transaction reflects an enterprise value of approximately $2.7 billion, including the assumption of $0.7 billion of Texas Industries’ debt.  Upon closing of the transaction, Martin Marietta shareholders are expected to own approximately 69 percent, and Texas Industries shareholders are expected to own approximately 31 percent, of the combined company.  The companies expect the transaction to be immediately accretive to Martin Marietta’s earnings per share in 2014, assuming refinancing of Texas Industries’ outstanding debt at or around the closing of the merger and excluding one-time costs.

Ward Nye, Martin Marietta’s President and Chief Executive Officer said, “By uniting Martin Marietta’s and Texas Industries’ complementary assets and leveraging an expanded geographic footprint, we will be even better-positioned to deliver value to our shareholders and customers.  Texas Industries’ aggregates operations are strategically located in high growth markets and fit well into our existing portfolio, and its cement operations will further diversify our product and customer mix. Through the significant investments Texas Industries has made in plant modernization and capacity expansion, it has achieved leading positions in some of the nation’s highest growth markets while maintaining a low cost profile. As a result of this combination, we will be poised to capitalize on the strength of our combined aggregates platform as well as the significant upside potential in the infrastructure, residential and nonresidential construction segments.  We are confident that combining our companies will accelerate our ability to increase sales and cash flow and improve margins.  We are excited about the opportunities ahead and look forward to quickly realizing the benefits of this transaction.”

Mel Brekhus, Texas Industries’ President and Chief Executive Officer, said, “Combining with Martin Marietta represents a unique opportunity to create a more competitive company with a solid, diversified portfolio of assets, enhanced credit profile and a strong balance sheet.  We are confident that we have found the right partner.  This combination will advance our growth objectives, deliver significant value to all of our stakeholders, and allow shareholders to participate in the combined company’s potential growth and value creation.  In addition, we are pleased that, through this combination, our shareholders will enjoy a strong dividend distribution.  This transaction will create a larger, stronger entity with enhanced career and professional development opportunities for employees.  I look forward to working closely with Ward and the proven management teams of both companies to complete the transaction quickly and to ensure a smooth transition.”

Strategic and Financial Benefits of Transaction

•
The Leader in the U.S. Aggregates Business: Martin Marietta will become the nation’s largest producer of construction aggregates, supplying the crushed stone, sand and gravel used to build the roads, sidewalks and foundations on which Americans live.  The addition of Texas Industries will add approximately 800 million tons of aggregates reserves, bringing the total to over 13.5 billion tons.  Texas Industries shipped nearly 15 million tons of sand, gravel and crushed stone during fiscal year 2013.  Texas Industries is a major supplier of aggregates in high-growth markets such as Texas, and has long-focused on the synergies available from operating in aggregates as well as cement and ready-mix.

•
Increased Scale, Enhanced Growth Exposure and Vertical Integration in Select Markets: With vertically integrated operations across aggregates and targeted cement, the combined company is expected to be even more competitive. Texas Industries increases Martin Marietta’s presence in the Southwest, with state-of-the-art cement production facilities concentrated primarily in Texas and California – two of the largest and fastest growing markets for construction materials in the United States. The increased scale and geographic diversity resulting from this transaction will provide a broader set of opportunities for organic and inorganic growth.  In addition, select vertical integration will improve distribution and transportation costs, diversify end-markets and drive other value enhancing efficiencies.  The combined company will also have an outstanding asset base that can deliver superior product offerings and service to customers.

•
Significant Synergy Opportunities: The transaction is expected to generate approximately $70 million of annual pre-tax synergies by calendar year 2017, which would correspond to over $500 million total value creation for shareholders.  Key drivers of these synergies include the consolidation of corporate overhead and duplicate functions, enhanced revenue opportunities and increased operational efficiencies through the adoption of best practices and capabilities from each company.

•
Incremental Value Creation through Utilization of NOLs and Potential Real Estate Divestitures: Martin Marietta expects to be able to utilize Texas Industries’ more than $400 million in existing NOLs over the next few years.  In addition, the companies believe that there is an opportunity to realize incremental value from the expected divestiture of identified non-operating real estate assets.

•
Financial Strength and Flexibility: The transaction is expected to be immediately accretive to Martin Marietta’s earnings per share in 2014, assuming refinancing of Texas Industries’ outstanding debt at or around the closing of the merger and excluding one-time costs.  Martin Marietta expects that at the closing of the merger the combined company will maintain its strong existing credit ratings and have pro forma leverage of less than 3.0 times EBITDA for the 12 months ended December 31, 2014. The combined company will continue to adhere to Martin Marietta’s strict operational and financial discipline and, with improved access to capital, will be well-positioned to pursue a wide range of attractive growth opportunities to continue delivering value to shareholders.

•
Strong Balance Sheet with Solid Cash Flows and Meaningful Dividend: The combined company will maintain a strong balance sheet with significant cash flow, giving it the ability to pay a meaningful quarterly cash dividend.  The combined company intends to maintain the dividend at Martin Marietta’s current rate of $1.60 per Martin Marietta share annually, equivalent to $1.12 per Texas Industries share annually, based on the proposed exchange ratio.

•
Enhanced Value for Customers: The size and scale of the combined company will enable Martin Marietta to provide even more value for customers.  With a collective workforce of approximately 7,000 highly-skilled employees and a shared commitment to providing exceptional construction materials and the best service and solutions, the combined company will be even better equipped to serve its customers and communities.

•
Greater Employee Opportunity: This combination creates an even stronger base of talent by uniting two highly-skilled workforces with a strong commitment to serving customers and communities.  As part of a stronger, larger company, Martin Marietta and Texas Industries employees will benefit from greater career and professional development opportunities created by this transaction.

Management, Board Composition and Headquarters

After the close, the combined company, which will operate under the name Martin Marietta Materials, Inc., will be headquartered in Raleigh, North Carolina and will maintain a significant presence in Dallas.

Ward Nye and the rest of the Martin Marietta executive team will lead the combined company.  Top talent across the combined organization will be retained based on a “best athlete” approach.

An individual jointly selected by Martin Marietta and Texas Industries will be appointed to the Martin Marietta Board of Directors.

Timeline and Approvals

The companies anticipate closing the transaction in the second quarter of 2014.  The transaction is subject to regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.  The transaction is also subject to the approval of Martin Marietta and Texas Industries shareholders.

Texas Industries’ two largest shareholders, representing approximately 51 percent of shares outstanding, have agreed to vote all of their shares (or in some limited circumstances, about 35 percent of the outstanding shares) of Texas Industries common stock in favor of the transaction.

Martin Marietta Fourth Quarter and Full Year 2013 Earnings Results

In a separate press release issued today, Martin Marietta announced its earnings results for the fourth quarter and full year ended December 31, 2013.

Advisors

J.P. Morgan, Deutsche Bank and Barclays are serving as Martin Marietta’s financial advisors and Cravath, Swaine & Moore LLP is serving as its legal advisor.  Citigroup is serving as Texas Industries’ financial advisor, and Wachtell, Lipton, Rosen & Katz is serving as its legal advisor.

Conference Call and Webcast

Martin Marietta and Texas Industries will host a joint conference call and online web simulcast today, January 28, 2014, at 8:30 am Eastern Time / 7:30 am Central Time to discuss this morning’s transaction announcement and Martin Marietta’s earnings results for the fourth quarter and full year ending December 31, 2013.  It will be streamed live over Martin Marietta’s website at www.martinmarietta.com and over Texas Industries’ website at www.TXI.com.  Interested parties can also access the call by dialing (866) 610-1072 (international: (973) 935-2840), and referencing code 51412630, 10 minutes prior to the start of the call.  An online replay will be available approximately two hours following the conclusion of the live broadcast.

About Martin Marietta Materials, Inc.
Martin Marietta Materials is the nation's second largest producer of construction aggregates and a producer of magnesia-based chemicals and dolomitic lime. For more information about Martin Marietta Materials, refer to the Corporation's website at www.martinmarietta.com.

About Texas Industries, Inc.
TXI is the largest producer of cement in Texas and major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.  For more information about Texas Industries, refer to the Corporation’s website at www.txi.com.

Cautionary Statements Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed acquisition of TXI by Martin Marietta, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding Martin Marietta’s  and TXI’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. These statements are often, but not always, made through the use of words or phrases such as “may”, “believe,” “anticipate,” “could”, “should,” “intend,” “plan,” “will,” “expect(s),” “estimate(s),” “project(s),” “forecast(s)”, “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following: the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of approval of both Martin Marietta’s shareholders and TXI’s stockholders; the regulatory approvals required for the transaction not being obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in connection with the transaction within the expected time-frames or at all and to successfully integrate TXI’s operations into those of Martin Marietta; the integration of TXI’s operations into those of Martin Marietta  being more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) being greater than expected following the transaction; the retention of certain key employees of TXI being difficult; Martin Marietta’s and TXI’s ability to adapt its services to changes in technology or the marketplace; Martin Marietta’s and TXI’s ability to maintain and grow its relationship with its customers; levels of construction spending in the markets; a decline in defense spending and the commercial component of the nonresidential construction market and the subsequent impact on construction activity; a slowdown in residential construction recovery; unfavorable weather conditions; a widespread decline in aggregates pricing; changes in the cost of raw materials, fuel and energy and the availability and cost of construction equipment in the United States; the timing and amount of federal, state and local transportation and infrastructure funding; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; and changes to and the impact of the laws, rules and regulations (including environmental laws, rules and regulations) that regulate Martin Marietta’s and TXI’s operations. Additional information concerning these and other factors can be found in Martin Marietta’s and TXI’s filings with the Securities and Exchange Commission, including Martin Marietta’s and TXI’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.  Martin Marietta  and TXI assume no obligation to update or revise publicly the information in this communication, whether as a result of new information, future events or otherwise, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It
In connection with the proposed transaction between Martin Marietta and TXI, Martin Marietta and TXI intend to file relevant materials with the Securities and Exchange Commission, including a Martin Marietta registration statement on Form S-4 that will include a joint proxy statement of Martin Marietta and TXI that also constitutes a prospectus of Martin Marietta.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MARTIN MARIETTA, TXI AND THE PROPOSED TRANSACTION.  The joint proxy statement/prospectus and other documents relating to the proposed transaction (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov.  These documents (when they are available) can also be obtained free of charge from Martin Marietta upon written request to the Corporate Secretary at Martin Marietta Materials, Inc., 2710 Wycliff Road, Raleigh, NC 27607, telephone number (919) 783-4540 or from Martin Marietta’s website,  http://ir.martinmarietta.com or from TXI upon written request to TXI at Investor Relations, Texas Industries, Inc., 1503 LBJ Freeway, Suite 400, Dallas, Texas 75234, telephone number (972) 647-6700 or from TXI’s website, http://investorrelations.txi.com.

Participants in Solicitation
This communication is not a solicitation of a proxy from any investor or securityholder.  However, Martin Marietta, TXI and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction under the rules of the SEC.  Information regarding Martin Marietta’s directors and executive officers may be found in its Annual Report for the year ended December 31, 2012 on Form 10-K filed with the SEC on February 2, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on April 16, 2013.  Information regarding TXI’s directors and executive officers may be found in its Annual Report for the year ended May 31, 2013 on Form 10-K filed with the SEC on July 22, 2013 and the definitive proxy statement relating to its 2013 Annual Meeting of Shareholders filed with the SEC on August 23, 2013.  These documents can be obtained free of charge from the sources indicated above.  Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus when it becomes available.

Non-Solicitation
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contacts:
Martin Marietta, Inc.
Dana Guzzo
Senior Vice President, Chief Accounting Officer and Chief Information Officer
919-783-4540

Texas Industries, Inc.
T. Lesley Vines, Jr.
Corporate Controller & Treasurer
972-647-6722